Exhibit 24.1
POWER OF ATTORNEY
     Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below hereby appoints Richard A. Cheap, Stephen D. Steinour, and Donald R. Kimble, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2009, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, and the Corporation hereby also appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Annual Report and any amendments thereto in its name and behalf, each such person and the Corporation hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of February 18, 2010.
DIRECTORS/OFFICERS:
Signature / Title

/s/ Stephen D. Steinour	/s/ Jonathan A. Levy
Stephen D. Steinour Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)	Jonathan A. Levy Director

/s/ Donald R. Kimble	/s/ William. J. Lhota
Donald R. Kimble Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Wm. J. Lhota Director

/s/ David S. Anderson	/s/ Gene E. Little
David S. Anderson Executive Vice President and Controller (Principal Accounting Officer)	Gene E. Little Director

/s/ Don M. Casto III	/s/ Gerard P. Mastroianni
Don M. Casto III Director	Gerard P. Mastroianni Director

/s/ Michael J. Endres	/s/ Richard W. Neu
Michael J. Endres Director	Richard W. Neu Director

/s/ Marylouise Fennell	/s/ David L. Porteous
Marylouise Fennell Director	David L. Porteous Director

/s/ John B. Gerlach, Jr.	/s/ Kathleen H. Ransier
John B. Gerlach, Jr. Director	Kathleen H. Ransier Director

/s/ D. James Hilliker	/s/ William R. Robertson
D. James Hilliker Director	William R. Robertson Director

/s/ David P. Lauer
David P. Lauer Director